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                                                                Exhibit 23.1(c)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Form S-3 of our report dated December 18, 1995 (except as to Note 10 for which the date is February 6, 1996) appearing in the report on Form 8-KA of Chartwell Leisure Inc. on the financial statements of Capital Properties Limited Partnership for the year ended September 30, 1995 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.

Deloitte & Touche

Chartered Accountants

Calgary, Alberta, Canada
November 21, 1996